Exhibit 11.1

The table below details the number of shares and common stock equivalents used in the computation of basic and diluted earnings per share:

                                                         Three Months Ended
                                                   April 3, 2002   April 4, 2001
                                                    ------------    ------------
Basic:
  Weighted average common shares
   outstanding used in computing
   basic earnings per share                            3,257,900       2,419,800
                                                    ============    ============
  Basic earnings per share                          $       0.16    $       0.11
                                                    ============    ============

Diluted:
  Weighted average common shares
   outstanding                                         3,257,900       2,419,800
  Effects of shares issuable under
   stock plans using the treasury
   method                                                 13,200           3,600
                                                    ------------    ------------
Shares used in computing diluted
   earnings per share                                  3,271,100       2,423,400
                                                    ============    ============
                                                    $       0.16    $       0.11
                                                    ============    ============